UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2008

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 23, 2008, CME Group Inc. announced that its board of directors has authorized new initiatives to return capital to shareholders. The initiatives include a share buyback program of up to $1.1 billion of CME Group Class A common stock, subject to market conditions. The buyback program will take place over a period of up to 18 months. The board’s authorization permits the repurchase of shares through the open market, an accelerated program, a tender offer or privately negotiated transactions.

Under the rules and regulations of the Securities and Exchange Commission, CME Group will not be able to repurchase shares during certain restricted time periods. The share repurchase plan does not obligate CME Group to repurchase any specific dollar amount or number of shares of its Class A common stock. CME Group intends to conduct any such repurchases in compliance with the applicable provisions of Rules 10b-5 and 10b-18 and Regulation M of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations.

In addition, CME Group intends to declare a special dividend of $5.00 per common share, following the resolution of the company’s pending transaction with NYMEX Holdings, Inc.

Item 9.01 Financial Statements and Exhibits.

Attached as Exhibit 99.1 is CME Group's press release announcing its new initiatives to return capital to shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

June 23, 2008	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 23, 2008